EXHIBIT 21
                           ROBERTSON-CECO CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT
                                DECEMBER 31, 1997

                                                    JURISDICTION
COMPANY                                           OF INCORPORATION

Subsidiaries of the registrant included in the respective consolidated financial statements:

                         DOMESTIC

M C Durham Co.                                         North Carolina
Robertson-Ceco Industries, Inc.                        Delaware

                         FOREIGN

H. H. Robertson, Inc.                                  Canada
H. H. Robertson Asia/Pacific Pte. Ltd.                 Singapore